NEWS RELEASE For More Information: Jason Gingerich, VP, Investor Relations 800-282-6242 • 512-879-5101 • JasonGingerich@ProAssurance.com

ProAssurance Announces Results from 2023 Annual Meeting of Shareholders and Review of Capital Management Strategy
BIRMINGHAM, Ala.--(BUSINESS WIRE)--ProAssurance Corporation (NYSE:PRA) on May 24th held its Annual Meeting of Shareholders. As a result of voting on the matters placed before the shareholders at the Annual Meeting, the company’s four director nominees were re-elected to three-year terms, and shareholders ratified the selection of Ernst & Young, LLP as our independent auditing firm for the fiscal year ending December 31, 2023.
Acting on matters related to compensation, shareholders approved, on an advisory basis, the compensation of our named executive officers for 2022. Also on an advisory basis, shareholders approved the proposal to hold the advisory vote on the compensation of our named executive officers yearly. All proposals on the ballot were approved by a substantial supermajority of votes cast.
The Company continually evaluates how best to return capital to shareholders. In light of the current trading price of its shares, the Company announced today that its Board of Directors has suspended the Company’s quarterly cash dividend. Instead, the Company intends to utilize its existing share repurchase authorization to return capital to shareholders.

About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. ProAssurance Group and its operating subsidiaries are rated “A” (Excellent) by AM Best; ProAssurance and its operating subsidiaries are rated “A-” (Strong) by Fitch Ratings.
For the latest on ProAssurance and its industry-leading suite of products and services, cutting-edge risk management and practice enhancement programs, follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.

Caution Regarding Forward-Looking Statements
Any statements in this news release that are not historical facts are specifically identified as forward-looking statements. These statements are based upon our estimates and anticipation of future events and are subject to significant risks, assumptions and uncertainties that could cause actual results to differ materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions.
Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of agents or brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake and specifically declines any obligation to update or revise

NEWS RELEASE For More Information: Jason Gingerich, VP, Investor Relations 800-282-6242 • 512-879-5101 • JasonGingerich@ProAssurance.com

any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
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